Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Tessera, Inc., a Delaware Corporation

Tessera Global, Limited, a company organized under the laws of Jersey

Tessera Interconnect Materials, Inc., formerly known as Socketstrate, Inc., a Delaware Corporation

Tessera International, Inc., a Delaware Corporation

Tessera Cayman, a company organized under the laws of The Cayman Islands

Tessera China Holdings, a company organized under the laws of The Cayman Islands

Tessera Technologies Hungary Holding Limited Liability Company, also known as Tessera Technologies Hungary Vagyonkezelo Korlátolt Felelosségu Társaság, a company organized under the laws of Hungary

Tessera Japan Goda Kaisha, a Goda Kaisha (GK) organized under the laws of Japan

Tessera Israel Limited, a company organized under laws of Israel

Tessflex Limited Liability Company, a Delaware limited liability company

Digital Optics Corporation, a Delaware Corporation

Eyesquad GmbH, a company organized under the laws of Germany

Eyesquad, Limited, a company organized under the laws of Israel